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                                 EXHIBIT 21.01

                              LIST OF SUBSIDIARIES


Subsidiaries of Boots & Coots International Well Control, Inc.
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IWC Services, Inc.                                        Texas
Boots & Coots Special Services, Inc.                      Texas
Elmagco, Inc.                                             Delaware


Subsidiaries of IWC Services, Inc.
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Hell Fighters, Inc.                                       Texas
Boots & Coots Overseas, Ltd.                              British Virgin Islands
International Well Control Services, Ltd.                 Cayman Islands
ABASCO, Inc.                                              Texas
IWC Engineering, Inc.                                     Texas
ITS Supply Corporation                                    Delaware


Subsidiary of Boots & Coots Overseas, Ltd.
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Boots & Coots/IWC de Venezuela, S.A.                      Venezuela


Subsidiaries of ITS Supply Corporation
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International Tool & Supply de Venezuela, S.A.            Venezuela
International Tool & Supply - Peru                        Peru
International Tool & Supply - UK                          United Kingdom


Subsidiaries of Elmagco, Inc.
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Baylor Company                                            Texas
Baylor Controls, Inc.                                     Texas
Baylor Electronics, Inc.                                  Texas
Baylor Company, Limited                                   United Kingdom
Schottel, Inc. [Elmagco, Inc. owns 50% interest]          Delaware